Exhibit 99.5

Consent of Morgan Stanley & Co. LLC

We hereby consent to the use in the Registration Statement of Antero Midstream GP LP on Form S-4 (the “Registration Statement”) and in the Joint Proxy Statement/Prospectus of Antero Midstream GP LP and Antero Midstream Partners LP, which is part of the Registration Statement, of the description of our presentations and to the references thereto and to our name contained therein under the headings “Special Factors—Background of the Transactions”, and “Special Factors—Morgan Stanley Financial Advisor Materials Provided to Antero Midstream”.  In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations promulgated thereunder.

MORGAN STANLEY & CO. LLC

By:	/s/ Jonathon Glueck
Jonathon Glueck
Vice President

New York, New York

December 11, 2018